EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Global Express Capital Real Estate Investment Fund I, LLC

We hereby consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement of Form S-11 of our reports dated February 25, 2003 and May 12, 2003, relating to the financial statements of Global Express Capital Real Estate Investment Fund I, LLC and to the reference to our firm under the caption "Experts" in this registration statement.


                                        /s/ James R. Bonzo
                                        ----------------------------------------
                                        James R. Bonzo, C.P.A.

Las Vegas, Nevada
June 9, 2003